Exhibit 99.1

Ottawa Bancorp, Inc. Announces Voluntary NASDAQ Delisting and SEC Deregistration

Ottawa, Illinois – June 17, 2020 - Ottawa Bancorp, Inc. (the “Company”) (Nasdaq CM: OTTW), the holding company for Ottawa Savings Bank, FSB (the “Bank”), announced today that it has notified the NASDAQ Stock Market of the Company’s intent to voluntarily delist its common stock from the NASDAQ Capital Market and withdraw the registration of its common stock with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends to file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to remove its common stock from listing on the NASDAQ Capital Market and to deregister its stock under Section 12(b) of the Exchange Act on or about June 30, 2020. The Company expects the last trading day of its shares of common stock on the NASDAQ Capital Market will be on or about June 30, 2020. The Company intends to file a Form 15 with the SEC on or about July 10, 2020 to terminate the registration of its common stock under section 12(g) of the Exchange Act. The obligation of the Company to file periodic reports with the SEC, including reports on Forms 10-K, 10-Q and 8-K, will be suspended immediately upon filing of the Form 15. Once the Form 15 is effective, which is expected to occur within 90 days of filing, the Company will no longer be a public reporting company and its obligations to file proxy materials and other reports with the SEC will also be suspended. The Company has applied to have its shares quoted on the OTCQX Market following NASDAQ delisting.

As a bank holding company, the Company is eligible to deregister with the SEC because it has fewer than 1,200 shareholders of record. The decision of the Company’s board of directors to delist and deregister its common stock was based on numerous factors, including the significant cost savings of no longer filing periodic reports with the SEC plus reductions in accounting, audit, legal and other costs. The Company’s financial statements will continue to be audited by an independent accounting firm and the Company intends to publish quarterly and annual financial information via press releases or by postings on the OTC Markets website (www.otcmarkets.com) and the Bank’s website (www.ottawasavings.com). The Bank will continue to report detailed quarterly financial results to its primary federal regulator, which are publicly available on the FDIC’s website (www.fdic.gov).

About Ottawa Bancorp, Inc.

Ottawa Bancorp, Inc. is the holding company for Ottawa Savings Bank, FSB which provides various financial services to individual and corporate customers in the United States. The Bank offers various deposit accounts, including checking, money market, regular savings, club savings, certificates of deposit, and various retirement accounts. Its loan portfolio includes one-to-four family residential mortgage, multi-family and non-residential real estate, commercial, and construction loans as well as auto loans and home equity lines of credit. Ottawa Savings Bank, FSB was founded in 1871 and is headquartered in Ottawa, Illinois. For more information about the Company and the Bank, please visit www.ottawasavings.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as “will,” “expected,” “believe,” and “prospects,” involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, market disruptions and the potential effects of the COVID-19 pandemic on the local and national economic environment, on our customers and on our operations as well as any changes to federal, state and local government laws, regulations and orders in connection with the pandemic. Ottawa Bancorp, Inc. undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.